EXHIBIT 99

Contact:     Richard A. Russack                 FOR IMMEDIATE RELEASE
             (817) 352-6425


                     Burlington Northern Santa Fe Reports
                        Improved Third Quarter Results


     . Net income of $247 million or $1.58 per common share, up 4 percent from $237 million or $1.53 per common share for the same 1995 period on a comparable basis.

     . Third-quarter operating income was $476 million, $7 million higher than a year ago on a comparable basis.

     . Operating ratio for the 1996 third quarter was 76.8 percent compared with 77.6 percent for 1995 on a comparable basis.

     . Net income of $645 million or $4.14 per common share for the nine months ended September 30, 1996, up 22 percent from net income of $530 million or $3.45 per common share for the same 1995 period on a comparable basis.

     FORT WORTH, TEXAS, October 22, 1996 - - Burlington Northern Santa Fe Corporation (BNSF) (NYSE: BNI) today reported third quarter 1996 net income of $247 million, or $1.58 per common share, compared with pro forma third quarter 1995 net income of $237 million or $1.53 per common share.

     Pro forma amounts are presented on a comparable basis to 1996 and include 1995 amounts for both Burlington Northern Inc. (BNI) and Santa Fe Pacific Corporation (SFP) which became subsidiaries of BNSF in a business combination effected September 22, 1995.

     Revenues of $2.05 billion for the third quarter 1996 declined 2 percent from combined third quarter 1995. Agricultural commodities revenues declined $100 million or 30 percent due to a significant decline in corn exports, compared with record corn and wheat exports a year ago. Among other major sectors, coal revenues increased 5 percent to $520 million, chemicals revenues increased 8 percent to $190 million and intermodal revenues increased 2 percent to $529 million.
                                  more . . .

BNSF 3Q EARNINGS / Page Two

     "Our 1996 third quarter performance beat last year's record quarterly results, even with a $100 million shortfall in agricultural commodities revenues," said Robert D. Krebs, president and chief executive officer of BNSF. "This demonstrates the value of our commodity balance and tight expense controls."

     Third quarter 1996 operating expenses were $1.57 billion, $54 million below pro forma 1995. Compensation and benefits expense declined $23 million to $633 million, due to a lower number of salaried employees as a result of the merger. Purchased services declined $22 million to $202 million due to lower professional service fees and intermodal drayage expenses. Material and other expenses of $191 million declined $24 million due to synergies from the merger and lower personal injury expenses resulting from a continued decrease in employee injuries. The expense reductions were partially offset by increases in fuel, equipment rents and depreciation and amortization expenses.

     Operating income was $476 million for third quarter 1996 compared with $469 million for the same period in 1995, and the operating ratio was 76.8 percent for the third quarter 1996 compared with 77.6 percent a year earlier. Interest expense declined $10 million to $76 million reflecting lower debt and interest rate levels.

NINE-MONTH 1996 RESULTS

     BNSF net income for the nine months ended September 30, 1996 was $645 million, or $4.14 per common share, compared with pro forma 1995 net income of $530 million, or $3.45 per common share. Revenues for the first nine months of 1996 were $6.12 billion, up slightly from the $6.09 billion reported for the same period in 1995.

     Operating expenses of $4.84 billion for 1996 declined 3 percent from comparable 1995 expenses. Compensation and benefits and purchased services decreased by a combined $131 million as a result of employee reductions and other merger synergies. Material and other operating expenses decreased $49 million due to merger synergies and lower personal injury expenses. These decreases were partially offset by increases in fuel, equipment rents and depreciation and amortization expense. Fuel expense was $34 million above 1995 reflecting an 8 percent increase in price.
                                  more . . .

BNSF 3Q EARNINGS / Page Three

     Operating income increased 14 percent to $1.279 billion for the nine months ended September 30, 1996, compared with pro forma 1995 operating income of $1.121 billion. The operating ratio was lowered to 79.1 percent for the first nine months of 1996 from 81.6 percent for the same 1995 period on a comparable basis.

     Through its subsidiaries, Burlington Northern Santa Fe owns one of the largest railroad networks in the United States, with more than 31,000 route miles covering 27 states and two Canadian provinces. The network stretches from the Midwest, Southeast and Southwest to California and the Pacific Northwest, and from the Gulf of Mexico to Canada.

            Consolidated financial statements follow.

Burlington Northern Santa Fe Corporation
Consolidated Statement of Income
(Unaudited.  In millions, except per share data)

<BTB>
                                                   Three Months Ended
                                                      September 30,
                                             -------------------------------
                                                      Pro Forma  As Reported
                                               1996      1995       1995
                                              ------    ------   -------
Revenues                                      $2,050    $2,097    $1,462
                                              ------    ------    ------
Operating Expenses
  Compensation and benefits                      633       656       459
  Purchased services                             202       224       128
  Depreciation and amortization                  191       188       116
  Equipment rents                                184       179       120
  Fuel                                           173       166       109
  Materials and other                            191       215       170
  Merger, severance and asset charge               -         -       106
                                              ------    ------    ------
      Total Operating Expenses                 1,574     1,628     1,208
                                              ------    ------    ------
Operating Income                                 476       469       254
Interest Expense                                  76        86        52
Other Income (Expense) - Net                       4        (1)       16
                                              ------    ------    ------
Income  Before Income Taxes                      404       382       218
Income Tax Expense                               157       145        85
                                              ------    ------    ------
Net Income                                      $247    $  237    $  133
                                              ======    ======    ======

Net Income Per Common Share                   $ 1.58    $ 1.53    $ 1.28
                                              ======    ======    ======

Average Shares Outstanding (in millions)       156.3     154.2     104.3
                                              ======    ======    ======

Statement Explanation
---------------------
1996 period represents results of BNSF. 1995 pro forma amounts represent the historical results from operations of BNI and SFP, adjusted to exclude special items, and include the effects of purchase accounting. 1995 as reported amounts represent BNI historical results and SFP results for the nine day period September 22, 1995 through September 30, 1995. Certain 1995 amounts have been reclassified to conform with the current year presentation.


Burlington Northern Santa Fe Corporation
Consolidated Statement of Income
(Unaudited.  In millions, except per share data)

<BTB>
                                                       Nine Months
                                                    Ended September 30,
                                              ------------------------------
                                                      Pro Forma  As Reported
                                               1996      1995      1995
                                              ------    ------    ------
Revenues                                      $6,117    $6,085    $4,098
                                              ------    ------    ------

Operating Expenses
  Compensation and benefits                    1,942     2,028     1,387
  Purchased services                             627       672       373
  Depreciation and amortization                  565       557       329
  Equipment rents                                545       533       352
  Fuel                                           524       490       307
  Materials and other                            635       684       501
  Merger, severance and asset charge               -         -       148
                                              ------    ------    ------
      Total Operating Expenses                 4,838     4,964     3,397
                                              ------    ------    ------

Operating Income                               1,279     1,121       701
Interest Expense                                 224       265       145
Other Income (Expense) - Net                      (1)        4        31
                                              ------    ------    ------

Income  Before Income Taxes                    1,054       860       587
Income Tax Expense                               409       330       229
                                              ------    ------    ------

Income Before Cumulative Effect
  of Change in Accounting Method                 645       530       358
Cumulative Effect of Change in
  Accounting Method                                -         -      (100)
                                              ------    ------    ------

Net Income                                    $  645    $  530    $  258
                                              ======    ======    ======

Net Income Per Common Share

   Income Before Cumulative Effect
     of Change in Accounting Method           $ 4.14    $ 3.45    $ 3.56

   Cumulative Effect of Change in
     Accounting Method                             -         -     (0.99)
                                              ------    ------    ------
Net Income Per Common Share                   $ 4.14    $ 3.45    $ 2.57
                                              ======    ======    ======

Average Shares Outstanding (in millions)       155.8     152.9     100.5
                                              ======    ======    ======

Statement Explanation
---------------------------

1996 period represents results of BNSF. 1995 pro forma amounts represent the historical results from operations of BNI and SFP, adjusted to exclude special items, and include the effects of purchase accounting. 1995 as reported amounts represent BNI historical results and SFP results for the nine day period September 22, 1995 through September 30, 1995. Certain 1995 amounts have been reclassified to conform with the current year presentation.


Burlington Northern Santa Fe Corporation
(Unaudited.  In millions)

Condensed Consolidated Balance Sheet

                                          September 30,       December 31,
                                              1996               1995
                                          ------------        ------------
<BTB>
Assets
  Cash and cash equivalents                $    34             $    50
  Other current assets                       1,356               1,214
                                            ------              ------
    Total current assets                     1,390               1,264

  Properties and other assets               17,867              17,005
                                            ------              ------

Total Assets                               $19,257             $18,269
                                            ======              ======


Liabilities and Stockholders' Equity

  Current liabilities                      $ 2,354             $ 2,369
  Long-term debt and commercial paper        4,243               4,153
  Deferred taxes                             4,496               4,233
  Other liabilities                          2,464               2,477
  Stockholders' equity                       5,700               5,037
                                            ------              ------
Total Liabilities and
    Stockholders' Equity                   $19,257             $18,269
                                            ======              ======

Statement Explanation
---------------------------
Amounts represent combined BNI and SFP amounts for all periods.


Condensed Consolidated Statement of Cash Flows

                                         Three Months          Nine Months
                                      Ended September 30,   Ended September 30,
                                      -------------------   -------------------
                                         1996      1995        1996      1995
                                         ----      ----        ----      ----
<BTB>
Cash Provided by Operating Activities   $  520    $  541      $1,233    $  871
Cash Used for Capital Expenditures        (531)     (190)     (1,353)     (592)
Net Proceeds (Repayments) of Borrowings     80      (298)        143       333
Dividends Paid                             (46)      (32)       (138)      (97)
Proceeds from stock options                  6         4         101        12
Investment in SFP                            -        12           -      (488)
Cash Used for Other Activities             (19)       (6)         (2)       (4)
                                         -----     -----       -----     -----
 Increase (Decrease) in Cash
   and Cash Equivalents                  $  10    $   31      $  (16)   $   35
                                         =====     =====       =====     =====

Statement Explanation
---------------------------

1996 period represents results of BNSF. 1995 amounts represent BNI historical results and SFP results for the nine day period September 22, 1995 through September 30, 1995.


Burlington Northern Santa Fe Corporation
Supplemental Data
(Unaudited)
<BTB>
                                       Three Months           Nine Months
                                   Ended September 30,    Ended September 30,
                                     1996       1995        1996       1995
                                    -----      -----       -----      -----

Revenues (In millions)
Intermodal                         $  529     $  518      $1,517     $1,469
Coal                                  520        497       1,487      1,478
Agricultural Commodities              236        336         823        899
Chemicals                             190        176         573        530
Forest Products                       143        139         406        409
Consumer and Food Products            114        118         345        356
Automotive                             89         91         295        295
Metals                                106         98         311        291
Minerals and Ores                      84         84         236        233
                                    -----      -----       -----      -----
Total Freight Revenue               2,011      2,057       5,993      5,960
Other Revenue                          39         40         124        125
                                    -----      -----       -----      -----
Total  Revenues                    $2,050     $2,097      $6,117     $6,085
                                    =====      =====       =====      =====

Operating ratio                      76.8 %     77.6 %      79.1 %     81.6 %
Revenue ton miles (billions)        101.3      103.8       304.3      305.3
Freight revenue per thousand
    revenue ton mile               $19.86     $19.82      $19.69     $19.52
Cars/Units (thousands)              1,783      1,822       5,218      5,307
Average revenue per car/unit       $1,128     $1,129      $1,149     $1,123
Employees (average)                44,335     46,110      43,942     45,840


Statement Explanation:
----------------------------
Amounts represent combined BNI and SFP amounts for all periods.
